UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

CARA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 20, 2023
Dear Stockholder:
It is my pleasure to invite you to attend Cara’s 2023 Annual Meeting of Stockholders on Thursday, June 1, 2023, which will be held virtually, via live webcast at www.virtualshareholdermeeting.com/CARA2023, at 12:00 p.m., Eastern Daylight Time.
This year, we continue to embrace the latest technology to host a virtual meeting, which we believe will provide expanded access, improved communication and cost savings. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate.
In addition, this year we are again using the “Notice and Access” method of providing proxy materials to you via the internet. We believe that this process provides you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the costs of printing and distributing the proxy materials and conserve resources. On or about the date of this letter, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (“Form 10-K”) and vote via the internet. This Notice also contains instructions on how to receive a paper copy of the proxy materials and our Form 10-K.
Both the Notice of Internet Availability of Proxy Materials that is being mailed and the Notice of Annual Meeting of Stockholders and proxy statement contained herein identify the items we plan to address at the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, you can cast your vote via the internet or by telephone, or, if you receive paper copies of the proxy materials, by completing the accompanying proxy and returning it in the prepaid envelope provided. If you attend the Annual Meeting, you may vote online during the meeting if you wish, even if you previously submitted a proxy.
Very truly yours,
Christopher Posner
President and Chief Executive Officer

CARA THERAPEUTICS, INC.
4 Stamford Plaza
107 Elm Street 9th Floor
Stamford, CT 06902
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 1, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Cara Therapeutics, Inc., a Delaware corporation (“Cara,” “we,” “us,” “our” or the “Company”). The meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/CARA2023, at 12:00 p.m., Eastern Daylight Time on Thursday, June 1, 2023 for the following purposes:
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To elect the Board of Directors’ two nominees, Martin Vogelbaum and Lisa von Moltke, M.D., for directors to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

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To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

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To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.

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To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.
The record date for the Annual Meeting is Wednesday, April 12, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held Virtually, Via Live Webcast at www.virtualshareholdermeeting.com/CARA2023, at 12:00 p.m., Eastern Daylight Time on Thursday, June 1, 2023.
The proxy statement and the Form 10-K are available at www.proxyvote.com.
By Order of the Board of Directors
SCOTT M. TERRILLION
Corporate Secretary
Stamford, CT
April 20, 2023

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote via the internet, by telephone or, if you receive a paper proxy card, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.
Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

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CARA THERAPEUTICS, INC.
4 Stamford Plaza
107 Elm Street 9th Floor
Stamford, CT 06902
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 1, 2023 at 12:00 p.m., Eastern Daylight Time
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Cara Therapeutics, Inc. (the “Company” or “Cara”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 21, 2023 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may elect to send you a proxy card, along with a second Notice of Internet Availability of Proxy Materials, after 10 calendar days have passed since our first mailing of the Notice.
How do I attend the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the virtual Annual Meeting live online at www.virtualshareholdermeeting.com/CARA2023. The meeting will start at 12:00 p.m., Eastern Daylight Time, on Thursday, June 1, 2023. This year, we continue to embrace the latest technology to host a virtual meeting, which we believe will provide expanded access, improved communication and cost savings. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of our common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/CARA2023. We recommend that you log in a few minutes before 12:00 p.m., Eastern Daylight Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/CARA2023 using your control number, type your question into the “Ask a Question” field, and click “Submit.”

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:
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You may submit questions and comments electronically through the meeting portal during the Annual Meeting.

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Only stockholders of record as of April 12, 2023, the record date for the Annual Meeting, and their proxy holders may submit questions or comments.

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Please direct all questions to Christopher Posner, our President and Chief Executive Officer.

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Please include your name and affiliation, if any, when submitting a question or comment.

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Limit your remarks to one brief question or comment that is relevant to the Annual Meeting.

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Questions may be grouped by topic by our management.

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Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

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Be respectful of your fellow stockholders and Annual Meeting participants.

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No audio or video recordings of the Annual Meeting are permitted.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/CARA2023.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date, Wednesday, April 12, 2023, will be entitled to vote at the Annual Meeting. On the record date, there were 53,974,352 shares of common stock outstanding and entitled to vote.
For the ten days ending the day prior to the annual meeting, a list of stockholders of record will be available for inspection by any stockholder of record for any legally valid purpose at our corporate headquarters during regular business hours. To access the list of stockholders of record beginning May 21, 2023 and until the meeting, stockholders should email investor@caratherapeutics.com.
Stockholder of Record: Shares Registered in Your Name
If on the record date your shares were registered directly in your name with Cara’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, to ensure your vote is counted, we urge you to vote your shares electronically through the internet, by telephone or by filling out and returning the proxy card that you may request or that we may elect to deliver at a later time as described under the question titled “Will I receive any other proxy materials by mail?” above.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If on the record date your shares were held, not in your name, but rather in an account at a broker, bank, or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You should follow the instructions in the Notice or the voting instructions provided by your broker, bank or other agent in order to instruct your broker, bank or other agent on how to vote your shares.
What am I voting on?
There are three matters scheduled for a vote:
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Election of two directors, Martin Vogelbaum and Lisa von Moltke, M.D., to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

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Approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

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Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online during the Annual Meeting, or you may vote by proxy (1) over the telephone, (2) through the internet or (3) by using a proxy card that you may request or that we may elect to deliver at a later time as described under the question titled “Will I receive any other proxy materials by mail?” above. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote online during the Annual Meeting, even if you have already voted by proxy. In such case, your previously submitted proxy will be disregarded.
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To vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/CARA2023, starting at 12:00 p.m., Eastern Daylight Time on Thursday, June 1, 2023. The webcast will open 15 minutes before the start of the meeting.

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To vote using the proxy card that you have requested or that we have elected to deliver, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice and proxy card. Your telephone vote must be received by 11:59 P.M., Eastern Daylight Time on Wednesday, May 31, 2023 to be counted.

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To vote through the internet prior to the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice and proxy card. Your internet vote must be received by 11:59 P.M., Eastern Daylight Time on Wednesday, May 31, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Cara. Simply follow the voting instructions in the Notice to ensure that your vote is counted. You are also invited to attend the Annual Meeting. You should follow the instructions in the Notice or the voting instructions provided by your broker, bank or other agent in order to instruct your broker, bank or other agent on how to vote your shares.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the record date, Wednesday, April 12, 2023.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote online during the meeting, through the internet, by telephone or by completing your proxy card, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposals 1 and 2 without your instructions. Your broker, bank or other agent may only vote your shares on Proposal 3 (Ratification of Auditors) in the absence of your instruction.
Please instruct your bank, broker or other agent to ensure that your vote will be counted.
What are “broker non-votes”?
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These unvoted shares with respect to “non-routine” matters are counted as “broker non-votes.” Only Proposal 3 (Ratification of Auditors) is considered a routine matter under applicable stock exchange rules, and without your instruction, your broker, bank or other agent may vote your shares in its discretion. Proposals 1 and 2 are considered non-routine under applicable stock exchange rules, and without your instruction, your broker, bank or other agent cannot vote your shares on this these matters. Please instruct your broker, bank or other agent so your vote can be counted.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted in accordance with the recommendations of our Board as follows:
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FOR the election each of the two nominees for director;

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FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement; and

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FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.
Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Cara’s Secretary at 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902.

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You may attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Brokers, Bank or Other Agents
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count: (1) with respect to Proposal 1, votes “For,” “Withhold” and broker non-votes, (2) with respect to Proposal 2, votes “For,” “Against,” abstentions and broker non-votes, and (3) with respect to Proposal 3, votes “For,” “Against” and abstentions. Abstentions will be counted towards the vote total for Proposals 2 and 3, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for Proposals 1 and 2.
How many votes are needed to approve each proposal?
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Proposal 1 — Election of Directors: The inspector of election will separately count “For,” “Withhold” and broker non-votes with respect to Proposal 1. The two nominees for directors that receive the highest number of FOR votes of the holder of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on Proposal 1 will be elected. Broker non-votes will not affect the outcome of the election of directors.
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Proposal 2 — Advisory Vote on the Compensation of our Named Executive Officers: The inspector of election will separately count “For,” “Against”, “Abstain” and broker non-votes with respect to Proposal 2. This proposal, commonly referred to as the “say-on-pay” vote, must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on Proposal 2. Since Proposal 2 is an advisory vote, the result will not be binding on our Board. However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

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Proposal 3 — Ratification of Auditors: The inspector(s) of election will separately count “For,” “Against” and “Abstain” with respect to Proposal 3. The ratification of the selection of our independent registered public accounting firm must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote for Proposal 3.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting by virtual attendance or represented by proxy.
Abstentions, withhold votes and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting by virtual attendance or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K (“Form 8-K”) that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be included in our proxy statement for the 2024 Annual Meeting of Stockholders, your proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, your proposal must be received in writing by our Corporate Secretary at 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902 by Saturday, December 23, 2023, which is 120 calendar days before the anniversary date of our proxy statement release to stockholders for the 2023 Annual Meeting. If you wish to bring a matter before the Stockholders (including a director nomination) that is not included in next year’s proxy materials, you must notify our Corporate Secretary in writing at the address above no earlier than Friday, February 2, 2024 and no later than Sunday, March 3, 2024, in accordance with our amended and restated bylaws (“Bylaws”). You are advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has six members. There are two directors currently serving on the Board in the class whose term of office expires in 2023, both of whom have been recommended for nomination to the Board by the Nominating and Corporate Governance Committee of the Board: Mr. Vogelbaum and Dr. von Moltke. Mr. Vogelbaum is currently a director of the Company who was previously elected by the stockholders. Dr. von Moltke was recommended for nomination to the Board by a third-party search firm. If elected at the Annual Meeting, each of these nominees would serve until the 2026 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Nominees for Election for a Three-Year Term Expiring at the 2026 Annual Meeting
Martin Vogelbaum has served as a member of our Board since July 2010, and Chairperson of our Board since June 2022. He currently serves as Managing Partner of Inning One Ventures, an early stage life sciences venture capital firm. He also serves as CEO of Ajax Therapeutics, a private oncology company. Previously, Mr. Vogelbaum served as Corporate Vice President, Business Development at Celgene Corporation (now Bristol Myers) from 2015 to 2017. Prior to joining Celgene, Mr. Vogelbaum served as a partner of Rho Ventures from 2005 until 2015, where he focused on investments in biotechnology, biopharmaceuticals and medical devices. He has more than 28 years of investment experience in the life sciences sector, having been involved with companies at all stages of development, including co-founding multiple companies. Prior to his venture capital career, he was a research associate in the bone marrow transplantation unit at Memorial Sloan Kettering Hospital, where he conducted research in graft-versus-host-disease (“GVHD”). He currently serves on the Healthcare Advisory Board for the Partnership Fund for New York City as well as the External Advisory Board for the Office of Therapeutic Alliances at NYU Langone. Mr. Vogelbaum received his A.B. in biology and history from Columbia University.
Mr. Vogelbaum’s experience in the life sciences industry as a venture capitalist provides him with the qualifications and skills to serve on our Board.
Lisa von Moltke, M.D. has served as a member of our Board since November 2022. Dr. von Moltke is trained in Internal Medicine and Clinical Pharmacology. Following training, she had a primary appointment at Tufts University School of Medicine, Department of Pharmacology and Experimental Therapeutics. She joined the industry in 2006 and held positions of increasing responsibility within clinical development, including both translational medicine and early development, as well as late-stage development and activities leading to regulatory approvals. In 2009, she joined Genzyme as VP of Clinical Pharmacology, and later was VP of Clinical Pharmacology, and Clinical and Exploratory Therapeutics at Sanofi. She later served as SVP, Head of Clinical Development at Alkermes (joining in 2015), and was involved in five NDA submissions. In 2020, she joined Seres Therapeutics as EVP, Chief Medical Officer and oversees Clinical Development, Regulatory and Medical Affairs Functions.
Dr. von Moltke’s extensive clinical development and pharmacology expertise provide her with the qualifications and skill to serve on our Board.
Vote Required:   Directors are elected by a plurality of the votes of the holders of shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. Broker non-votes will have no effect on the outcome of Proposal 1.

If either nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by Cara. Each person nominated for election has agreed to be named in this proxy statement and to serve if elected. Our management has no reason to believe that the nominees will be unable to serve.
The Board of Directors Unanimously Recommends a Vote for Each of the Named Nominees.
Directors Continuing in Office Until the 2024 Annual Meeting
Harrison M. Bains, Jr. has served as a member of our Board since July 2014. Mr. Bains served in multiple roles at Bristol Myers Squibb Company, including Vice President, Treasurer and acting Chief Financial Officer from 1988 through his retirement in 2004. Mr. Bains’s career also includes serving as Senior Vice President of the Primary Industries group at Chase Manhattan Bank and 11 years with RJR Nabisco and two of its predecessor companies as Senior Vice President and Treasurer. He currently serves as a director of Mercer Funds, Inc., a registered investment company. He has previously served as a member of the board of trustees of the Park Avenue Armory from October 2007 to June 2020, as a member of the board of trustees of the Civil War Trust from September 2007 to September 2019, as a member of the board of trustees of the University of Redlands from October 1989 to May 2013, as a member of the board of directors of BG Medicine, Inc. from 2007 to 2015 and as a member of the board of directors of Bank of America Funds from 2010 to 2016. Mr. Bains earned an M.B.A. from the University of California, Berkeley and a B.A. in economics from the University of Redlands. He also completed the Advanced Management Program at Harvard Business School.
His extensive experience in the biotechnology industry provides him with the qualifications to serve on our Board.
Susan Shiff, Ph.D. has served as a member of our Board since June 2020. Currently, Dr. Shiff is the President of Ontada, McKesson’s oncology technology and insights business. Ontada delivers real-world insights to transform the fight against cancer and focuses on its world-class suite of oncology provider technologies, while leveraging the business’ deep expertise in oncology insights, data and real-world evidence (RWE) to improve patient outcomes. Previous to Ontada, from 2014 to 2022, Dr. Shiff served as Senior Vice President and Head of the Center for Observational and Real-World Evidence (“CORE”) at Merck & Co., Inc. In 2018, CB Insights named CORE as one of the most innovative Corporate Labs in healthcare. Prior to joining Merck, Dr. Shiff was the Global Vice President, Health Economics Research and Evidence Based Medicine at Teva, Inc. Prior to Teva, she spent seven years at Pfizer, including several years as a Vice President in the areas of outcomes research, epidemiology, health economics, and access and pricing. She also led the global risk management group and US HEOR group at Roche and spent four years at the U.S. Centers for Disease Control and Prevention (“CDC”). In 2016, Dr. Shiff was named one of the top 15 women in Biopharma by FiercePharma, in 2017 Proclinical named her as one of today’s most inspiring women in the pharmaceutical industry, and in 2019 GNS Healthcare named Dr. Shiff as an International Women’s Day Healthcare Innovator. Dr. Shiff received her Ph.D. degree from UCLA, and an MBA degree from Cornell University. Dr. Shiff currently serves on the New Jersey Symphony Orchestra Board of Trustees and Co-Chair of the Education Committee, is a Non-Executive Director of Synthace Ltd.
Her extensive experience in the pharmaceutical industry as a leader in the development and implementation of evidence, access, and pricing strategies for products globally provides her with the qualifications to serve on our Board.
Directors Continuing in Office Until the 2025 Annual Meeting
Jeffrey L. Ives, Ph.D. has served as a member of our Board since July 2014. Dr. Ives currently is an Advisor to Access Biotechnology, a healthcare technology venture firm, and a Principal at NeuroPharma Advisors, LLC, an advisory group focused on companies developing therapeutics for the central nervous system. Dr. Ives also serves as a board member for Acumen Pharmaceuticals, a public clinical-stage biopharmaceutical company. He also serves as a board member for Pinteon Therapeutics, Orthogonal Neuroscience and Astrocyte Pharmaceuticals, all companies targeting therapies for neurodegenerative diseases. Dr. Ives served as the Chief Executive Officer of Satori Pharmaceuticals, Inc., a company focused on discovery and development of breakthrough therapies for the treatment and prevention of Alzheimer’s disease from 2008 until 2013. Prior to Satori, Dr. Ives led the CNS, pain and oncology research teams at Pfizer for over two decades and, from 2001-2007, served as a Senior Vice President leading the global Pharmacokinetics, Dynamics and Metabolism organization. Dr. Ives received his doctorate and master degrees from Yale University and received his bachelor of arts degree from Colgate University.
His extensive experience leading research and drug development provides him with the qualifications to serve on our Board.
Christopher Posner has served as our President and Chief Executive Officer since November 2022 and has served as a member of our Board since August 2018. He has broad experience in commercial and marketing operations and product management at both large and specialty pharmaceutical companies, where he has focused on products for autoimmune, inflammatory and pain conditions, including Xeljanz® and Enbrel®. From July 2017 to October 2022, he served as the Chief Executive Officer of LEO Pharma, Inc. US, a subsidiary of LEO Pharma A/S, a global healthcare company specializing in dermatology and critical care, including such conditions as psoriasis and atopic dermatitis. Prior to joining LEO, he was the Head of Worldwide Commercial Operations at R-Pharma-US, LLC, a specialty pharmaceutical company focused on oncology and chronic immune disorders, from 2014 until 2017. Previously, Mr. Posner held a variety of senior management positions in commercial and marketing operations at Bristol-Myers Squibb Company, Pfizer Inc., Wyeth Pharmaceuticals, Inc. and Endo Pharmaceuticals plc. Mr. Posner has served as a director of Zevra Therapeutics, Inc. (formerly KemPharm, Inc.), a publicly traded rare disease therapeutics company, since November 2022. Mr. Posner holds an M.B.A. from Fuqua School of Business, Duke University and a B.A. in Economics from Villanova University.
His extensive experience in global pharmaceutical management, sales and products provides him with the qualifications to serve on our Board.
Board Diversity Matrix
Each of the standing committees of our board of directors has diverse representation. The table below provides certain highlights of the composition of our board of directors as of the date of this Proxy Statement. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).
Board Diversity Matrix as of April 20, 2023
Total Number of Directors: 6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	0	0
Part II: Demographics Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latino	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	1	0	0	0

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of the members of the Board, other than Mr. Posner, our President and Chief Executive Officer, are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of the independent directors had a material or other disqualifying relationship with the Company.
Board Leadership Structure
The Board is led by Mr. Vogelbaum as Chairperson. Mr. Vogelbaum is an independent director. The Chairperson has authority, among other things, to establish the agenda for meetings of the independent directors of the Board and to preside over meetings of the independent directors and any portions of the meetings of the Board evaluating the performance of the Board. Our management believes that this governance structure creates an environment that is conducive to objective evaluation and independent oversight, thereby improving the effectiveness of the Board as a whole.
Role of the Board of Directors in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process.
The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board is also focused on emerging risks, as well as risk mitigation strategies. The Audit Committee of the Board has the responsibility to consider and discuss, with management and the Company’s independent auditors, its major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, as well as cyber-security risk, in addition to oversight of the Company’s internal control over financial reporting and disclosure controls and procedures. The Nominating and Corporate Governance Committee of the Board monitors the effectiveness of our corporate governance guidelines, and periodically reviews, assesses and recommends any changes deemed appropriate. The Compensation Committee of the Board assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Meetings of the Board of Directors
The Board met in person or telephonically a total of six times during the year ended December 31, 2022. Each Board member attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which he or she served during 2022, held during the period for which he or she was a director or committee member.
In addition, each of our directors is expected to attend our Annual Meetings of Stockholders. All of the directors serving at the time attended the 2022 Annual Meeting of Stockholders.
Information Regarding Committees of the Board of Directors
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these standing committees has a written charter approved by the Board that reflects applicable standards and requirements adopted by the SEC and Nasdaq. A copy of each charter is available to stockholders on our website at www.caratherapeutics.com in the News & Investors section under Corporate Governance.
The following table provides membership and meeting information for the year ended December 31, 2022 for each committee of our Board:
Name	Audit	Compensation	Nominating and Corporate Governance
Harrison M. Bains, Jr.	X*
Jeffrey L. Ives, Ph.D.	X	X	X
Martin Vogelbaum	X	X*	X*
Susan Shiff, Ph.D.		X	X
Lisa von Moltke, M.D.(1)			X
Total meetings during 2022	4	2	2

(1)
Dr. von Moltke was appointed to the Board and as a member of the Nominating and Corporate Governance Committee effective as of November 1, 2022.

*
Committee Chairperson

Below is a description of each committee of the Board.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. The committees periodically review their charters and assess their own performance. In addition, the Nominating and Corporate Governance Committee periodically reviews the performance of the Board, including Board committees, and management, and makes recommendations to the Board and management, as applicable, for areas of improvement as it deems appropriate.
Audit Committee
The Audit Committee is composed of three directors: Mr. Bains (Chair), Dr. Ives and Mr. Vogelbaum. The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee of the Board are independent, as defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act, and that each such member meets the financial literacy requirements of Nasdaq.
The Board has also determined that Mr. Bains qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Bains’s level of knowledge and experience based on a number of factors, including his formal education and experience as acting chief financial officer for a public reporting company.
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.
For this purpose, the Audit Committee performs several functions:
•
evaluate the performance of and assesses the qualifications of the independent auditors;

•
determine and approve the engagement of the independent auditors;

•
determine whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•
review and approve the retention of the independent auditors to perform any proposed permissible non-audit services;

•
monitor the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;

•
review and approve or reject transactions between the Company and any related persons;

•
confer with management and the independent auditors regarding the effectiveness of internal controls over financial reporting, the objectivity of the Company’s financial reporting and the Company’s accounting policies and practices;

•
establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•
meet to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Audit Committee Report
The Audit Committee has reviewed and discussed with management of the Company the audited financial statements of the Company for the fiscal year ended December 31, 2022 included in this proxy statement. The Audit Committee has also reviewed and discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the audited financial statements and the audit results. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the accounting firm’s independence. Upon completing these activities, the Audit Committee concluded that Ernst & Young LLP is independent from Cara and its management.
Based on the foregoing, the Audit Committee has recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Form 10-K and filed with the SEC.
Members of the Audit Committee:
Harrison M. Bains, Jr. (Chair)
Jeffrey L. Ives, Ph.D.
Martin Vogelbaum
The material in this Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such material by reference.
Compensation Committee
The Compensation Committee is composed of three directors: Mr. Vogelbaum (Chair), Dr. Ives, and Dr. Shiff. All members of the Compensation Committee of the Board are independent, as defined in Rule 5605(d)(2) of the Nasdaq listing standards, are non-employee directors as defined in Rule 16b-3 under the Exchange Act and are outside directors, as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee of the Board acts on behalf of the Board to review, approve and oversee the Company’s compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation, including incentive-based and equity-based compensation, of the Company’s Chief Executive Officer and evaluation of performance in light of these stated objectives;

•
review and approval of the corporate and individual performance objectives of the Company’s other executive officers;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer;

•
setting the compensation of the Company’s other executive officers and directors based in part on recommendations of the Chief Executive Officer;

•
administration of the Company’s equity compensation plans, 401(k) plan, and other similar plans and programs;

•
preparing a compensation committee report on executive compensation as may be required from time to time to be included in the Company’s annual proxy statements or annual reports on Form 10-K filed with the SEC;

•
reviewing and discussing with management the Company’s Compensation Discussion and Analysis that the Company may be required from time to time to include in proxy statements and other SEC filings and considers whether to recommend that it be included in such filings; and

•
overseeing risk management of our compensation programs, policies and practices, including an annual review of our programs to ensure that they are not reasonably likely to incentivize employee behavior that would result in any material adverse risk to the Company.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least quarterly and with greater frequency as necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.
The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration certain factors prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Radford as Cara’s compensation consultant. The Compensation Committee requested that Radford:

•
review the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•
assist in refining the Company’s compensation strategy and in developing and implementing executive and director compensation programs to execute that strategy.

As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration.
Historically, the Compensation Committee has determined most bonus awards and established new performance objectives at one or more meetings held during the first quarter of the year and has made significant adjustments to annual compensation and equity awards periodically, as events warrant. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, periodically throughout the year.
Generally, the Compensation Committee’s executive compensation process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, if any, including analyses of executive and director compensation paid at other companies identified by the consultant.
Compensation and Risk Management
Our Compensation Committee, our compensation consultant, and our management team each play a role in evaluating and mitigating potential risks associated with our compensation plans, practices, and policies. Our compensation consultant, with input from management, has performed a compensation risk assessment and concluded that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse effect on the Company. In particular, we considered compensation program attributes that help to mitigate risk, including, for example:
•
the mix of cash and equity compensation;

•
a balance of short and long-term incentive plan designs with multiple performance measures;

•
our formal policies for equity administration;

•
our insider trading policy, which prohibits short sales, hedging or similar transactions, derivatives trading and pledging Cara securities as collateral for margin loans; and

•
the oversight of an independent Compensation Committee.

The Compensation Committee has reviewed the risk assessment report and agreed with the conclusion.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of four directors: Mr. Vogelbaum (Chair), Dr. Ives, Dr. Shiff, and Dr. von Moltke each of whom is independent, as defined in Rule 5605(a)(2) of the Nasdaq listing standards.

The Nominating and Corporate Governance Committee of the Board is responsible for assessing the need for new directors, identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors’ performance, participation and qualifications, recommending to the Board candidates for selection to the Board, making recommendations to the Board regarding the membership of the committees of the Board, monitoring the quality of the relationship between management and the Board, annually assessing the performance of the Board, and developing and monitoring a set of corporate governance principles for the Company.
Director Nomination Process
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, having the highest professional and personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long- term interests of stockholders.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
Although Cara has not adopted a formal diversity policy applicable to the Board or any other level of our organization, we are proud of the diversity present at the senior-most ranks of Company management. In evaluating the composition of the Board and new director candidates, the Nominating and Corporate Governance Committee typically considers diversity, age, skills, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for director candidates. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Cara Therapeutics, Inc., 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902, Attention: Board of Directors, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name, age and address of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Stockholders are also advised to review the Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
Stockholder Communications with the Board of Directors
The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on our website at www.caratherapeutics.com in the News & Investors section under Corporate Governance.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.caratherapeutics.com in the News & Investors section under Corporate Governance. If we ever were to amend or waive any provision of its Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.caratherapeutics.com in the News & Investors section under Corporate Governance.
Executive Officers
The following table sets forth certain information with respect to our executive officers as of April 12, 2023:
Name	Age	Position(s)
Christopher Posner	53	President, Chief Executive Officer and Director
Joana Goncalves, M.D.	49	Chief Medical Officer
Ryan Maynard	53	Chief Financial Officer
Frédérique Menzaghi, Ph.D.	56	Chief Scientific Officer and Senior Vice President, Research and Development
Scott M. Terrillion	60	General Counsel, Secretary and Chief Compliance Officer
Biographical information for our President, Chief Executive Officer and director, Mr. Posner, is included above with the director biographies under the caption “Directors Continuing in Office Until the 2025 Annual Meeting” and is incorporated by reference herein.
Frédérique Menzaghi, Ph.D., one of our founders, has led our preclinical research and pruritic clinical program since 2004. She has served as our Senior Vice President, Research and Development since 2017 and our Chief Scientific Officer since March 2019. Dr. Menzaghi has over 25 years of drug development and management experience in biotechnology in the field of ion channels and G protein-coupled receptors. Her expertise ranges from exploratory non-clinical research through clinical development. From 2003 to 2004, she served as Vice President, Pharmacology and Business Development at Psychogenics Inc., a preclinical contract research organization. From 1999 to 2003, she was the Research Director of In Vivo

Pharmacology at Arena Pharmaceuticals, Inc. (Nasdaq: ARNA), leading a multidisciplinary research team. Prior to that, Dr. Menzaghi established and directed a preclinical research laboratory at SIBIA Neurosciences (acquired by Merck). Her research expertise ranged from the development of small molecules to small peptides. She has extensive experience with corporate partnering with large U.S. and Asian pharmaceutical companies including Eli Lilly, Merck and J&J. Dr. Menzaghi received her Ph.D. in Neurosciences from the University of Louis Pasteur, Strasbourg, France and her M.Sc. in clinical psychology from the University of Nancy, France, after which she conducted her postdoctoral research at the Scripps Research Institute, San Diego, California. She has over 55 peer-reviewed publications and book chapters, 100 international meeting presentations and is listed as an inventor on numerous patents.
Ryan Maynard has served as our Chief Financial Officer since September 2022. He has over 20 years of experience in leading finance organizations at both public and private biopharmaceutical companies. Prior to joining Cara, Mr. Maynard served as the Chief Financial Officer of LetsGetChecked, a global healthcare solutions company, from October 2019 to March 2022. Mr. Maynard previously was the Chief Financial Officer of Blade Therapeutics, Inc., a privately held biotechnology company, from February 2018 to June 2019. From 2001 through December 2017, Mr. Maynard held various leadership roles at Rigel Pharmaceuticals, a public commercial-stage drug development company, including serving as Executive Vice President and Chief Financial Officer from 2007 through December 2017. During his tenure at Rigel, Mr. Maynard was a key member of the executive team that successfully discovered, developed, and launched Tavalisse for the treatment of chronic immune thrombocytopenia. Mr. Maynard started his career at Ernst & Young, LLP where he earned his CPA. Mr. Maynard has been a member of the Board of Directors of Iovance Biotherapeutics since 2015. Mr. Maynard earned his B.S. in Commerce — Accounting from Santa Clara University.
Joana Goncalves, M.D. has served as our Chief Medical Officer since October 2018. Prior to joining Cara, Dr. Goncalves worked at Celgene Corporation from April 2014 to October 2018, where she most recently served as Vice President, Medical Affairs for Dermatology and Neurology and was instrumental in planning and executing medical support activities for a number of programs, including OTEZLA® for psoriasis. Previously, Dr. Goncalves held the position of Vice President, Medical Strategy and Scientific Affairs at LEO Pharma Inc., the U.S. subsidiary of LEO Pharma A/S, a global healthcare company specializing in dermatology and critical care, from February 2012 to April 2014. She began her pharmaceutical career at Novartis Pharmaceuticals, working on a range of products across various therapeutic areas from 2001 to 2012. Dr. Goncalves received her M.D. from the University of Cape Town, South Africa.
Scott M. Terrillion has served as our General Counsel, Secretary and Chief Compliance Officer since November 2016. Mr. Terrillion brings over 20 years of diverse pharmaceutical industry experience from varying legal and business roles in the public, private and not-for-profit sectors. Mr. Terrillion spent 15 years at Boehringer Ingelheim Pharmaceuticals, Inc., a research-driven pharmaceutical company, where he served as Vice President, Associate General Counsel. At Boehringer, Mr. Terrillion built and led the legal team supporting the global company’s U.S. human pharmaceutical business during a period of rapid, industry-leading growth. Mr. Terrillion also spent two years at Mesoblast, Inc., a publicly traded emerging biotech, as the company’s Vice President, Associate General Counsel and Head of Compliance. Mr. Terrillion began his legal career at Nixon, Hargrave, Devans & Doyle (now Nixon Peabody LLP), a large general practice law firm, where he was an associate in the Health Care and Technology/Intellectual Property Practice groups. A licensed pharmacist, Mr. Terrillion began his professional career as a community pharmacist and later served as Director of Pharmacy for Preferred Care, Inc., an HMO insurance provider. Mr. Terrillion received his B.S. in Pharmacy from the Albany College of Pharmacy and Health Sciences and a Juris Doctor, magna cum laude, from Albany Law School. He is a member of the New York bar and authorized house counsel in Connecticut.

Non-Employee Directors
The following table sets forth certain information with respect to our non-employee directors as of April 12, 2023:
Name	Age	Position
Martin Vogelbaum	59	Director
Harrison M. Bains, Jr.	79	Director
Jeffrey L. Ives, Ph.D.	72	Director
Susan Shiff, Ph.D.	62	Director
Lisa von Moltke, M.D.	64	Director
Biographical information for each of our non-employee directors is included above under the section titled “Proposal 1 — Election of Directors” and is incorporated by reference herein.

Director Compensation
The following table shows certain information with respect to the compensation of all of our non-employee directors for the fiscal year ended December 31, 2022:
Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)(4)	Option Awards(3)(4)	Total
Martin Vogelbaum	$115,000	$299,988	$199,882	$614,870
Harrison M. Bains, Jr.	65,000	99,996	99,938	264,934
Jeffrey L. Ives, Ph.D.	67,500	99,996	99,938	267,434
Susan Shiff, Ph.D.	57,500	99,996	99,938	257,434
Lisa von Moltke, M.D.	8,356	0(5)	0(5)	8,356

(1)
Amounts reflect the annual fees paid to all non-employee directors for their service on the Board, including for their committee membership and service as Lead Independent Director or Chair of a committee, under our non-employee director compensation policy, as described below in more detail.

(2)
Amounts reflect the aggregate grant date fair value of 23,752 restricted stock units (“RSUs”) granted to Mr. Vogelbaum, and 11,876 RSUs granted to each of Mr. Bains and Drs. Ives and Shiff on June 2, 2022 under the terms of our non-employee director compensation policy and our 2014 Equity Incentive Plan (the “2014 Plan”) and calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”), excluding the effect of estimated forfeitures. These RSUs vest in full on the earlier of (i) June 2, 2023 and (ii) immediately prior to the Annual Meeting, subject to the director’s continued service through such date. For Mr. Vogelbaum, the amount also includes 11,876 RSUs granted on June 2, 2022 in recognition of Mr. Vogelbaum’s considerable effort expended in connection with the Company’s 2021 chief executive officer transition, which RSUs were fully vested upon grant. Assumptions used in the calculation of the grant date fair values of such awards are set forth in Note 14. Stock-Based Compensation in the notes to our financial statements in the Form 10-K.

(3)
Amounts reflect the aggregate grant date fair value of a stock option for 33,993 shares granted to Mr. Vogelbaum and stock options for 16,996 shares granted to each of Mr. Bains and Drs. Ives and Shiff on June 2, 2022, in each case, under the terms of our non-employee director compensation policy and our 2014 Plan and calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. Each option granted on June 2, 2022 has an exercise price of $8.42 per share and vests in full on the earlier of (i) June 2, 2023 and (ii) immediately prior to the Annual Meeting, subject to the director’s continued service through such date. Assumptions used in the calculation of the grant date fair values of such options are set forth in Note 14. Stock-Based Compensation in the notes to our financial statements in the Form 10-K.

(4)
The following table sets forth the aggregate number of RSUs and the aggregate number of shares underlying stock options held by each non-employee director as of December 31, 2022:

Director	RSUs(a)	Number of Shares Underlying Options
Martin Vogelbaum	23,752	167,693(b)
Harrison M. Bains, Jr.	11,876	129,096(c)
Jeffrey L. Ives, Ph.D.	11,876	100,596(c)
Susan Shiff, Ph.D.	11,876	65,796(d)
Lisa von Moltke, M.D.	—	—

(a)
All RSUs remained unvested as of December 31, 2022.

(b)
33,993 shares underlying such options remained unvested as of December 31, 2022. The remainder of such shares were vested and immediately exercisable.

(c)
16,996 shares underlying such options remained unvested as of December 31, 2022. The remainder of such shares were vested and immediately exercisable.

(d)
23,330 shares underlying such options remained unvested as of December 31, 2022. The remainder of such shares were vested and immediately exercisable.

(5)
Dr. von Moltke joined the Board in November 2022, but received her initial equity grants under the non-employee director compensation policy in January 2023 following the automatic increase in the share reserve under the 2014 Plan on January 1, 2023. Accordingly, Dr. von Moltke’s equity compensation is considered 2023 compensation and therefore is not included in this table.

Mr. Posner is also a member of our Board but does not receive any additional compensation for his service as a director. Mr. Posner’s compensation as an executive officer is set forth below under “Executive Compensation.”
The Board has adopted a non-employee director compensation policy. Under our non-employee director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on the Board. The retainers paid during 2022 to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member were as follows:
	Member Annual Service Retainer	Chairperson / Lead Independent Director and Committee Chair Annual Service Retainer
Board of Directors	$45,000	$35,000
Audit Committee	10,000	20,000
Compensation Committee	7,500	15,000
Nominating and Corporate Governance Committee	5,000	10,000
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending the Board and committee meetings.
The Board has amended the non-employee compensation policy for 2023. The cash compensation payable pursuant to the policy will generally remain unchanged for 2023, except that the annual cash retainer for Board service will increase from $45,000 to $50,000 (the additional retainers for the Chairperson/Lead Independent Director and committee membership or chairperson remain unchanged). Under the terms of the policy, our non-employee directors are also entitled to the following equity compensation:
•
Upon initial election to the Board, a stock option having a Black-Scholes value of $350,000, with an exercise price equal to the fair market value of our common stock on the date of grant, with such option vesting over three years in 12 equal quarterly installments, subject to the director’s continued service as a director through each such vesting date.

•
On the date of each annual meeting of stockholders, (1) a stock option with a Black-Scholes value of $100,000 (or in the case of the Chairperson of the Board or Lead Independent Director, $200,000) with an exercise price equal to the fair market value of our common stock on the date of grant and (2) RSU grant with a grant date fair value of $100,000 (or in the case of the Chairperson of the Board or Lead Independent Director, $200,000), with each such equity award vesting on the earlier of the first-year anniversary of the date of grant and our next annual meeting of stockholders, subject to the director’s continued service as a director through such vesting date.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

PROPOSAL 2
NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, or “say-on-pay vote,” as disclosed under the section titled “Executive Compensation.”
This vote is advisory only, which means that the vote on executive compensation is not binding on the Company, the Board, or the Compensation Committee. However, both the Board and the Compensation Committee will consider and evaluate the results of the vote, together with feedback from stockholders. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in section titled “Executive Compensation,” including the compensation tables and related narrative disclosures. As discussed in those disclosures, our Board believes that its compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s proxy statement for its 2023 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosures, is hereby APPROVED.”
Vote Required:   The affirmative vote of the holders of a majority of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to adopt the foregoing resolution. Abstentions will be counted towards the vote total, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total.
The Board of Directors Unanimously Recommends a Vote For Proposal 2.

EXECUTIVE COMPENSATION
We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program than companies that are not smaller reporting companies, our Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our 2022 compensation program for our named executive officers.
Our named executive officers for the year ended December 31, 2022 are as follows:
•
Christopher Posner, President and Chief Executive Officer;

•
Ryan Maynard, Chief Financial Officer(1) ; and

•
Joana Goncalves, M.D., Chief Medical Officer.

(1)
Mr. Maynard commenced employment with us on September 12, 2022.

Responsible Executive Compensation Practices
The following table summarizes our executive compensation practices to highlight both the responsible practices we have implemented and the practices we have avoided to best serve our stockholders’ long-term interests.
What we do:	What we do not do:

✓
Performance metrics tied to company performance. The performance metrics for our annual executive bonus plan are tied to company performance, aligning the interests of our executives with those of our stockholders.

✓
Multi-year vesting requirements. The equity awards we grant to our executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives.

✓
Double-trigger termination rights. Our agreements with our executive officers require both a change-in-control and a termination of employment for full severance benefits to be triggered.

✓
Independent compensation committee. Our compensation committee is comprised solely of independent members of our Board.

✓
Independent compensation consultant. Our compensation committee uses an independent compensation consultant that provides no other material services to the company.

✘
No tax gross-ups. None of our compensation agreements and arrangements provide for tax “gross-ups.”

✘
No special perquisites. Except as otherwise discussed below, we generally do not provide our executives with perquisites or other personal benefits that differ materially from those available to employees generally.

✘
No retirement plans other than 401(k). We do not provide any pension or other retirement benefits to our executive officers, except that we offer all employees the right to participate in a company-sponsored 401(k) plan under which we contribute 3% of their salary up to the annual Internal Revenue Code limit.

✘
No special health or welfare benefits. We do not provide our executives with any special health or welfare benefits. Our executive officers participate in the same broad-based company-sponsored health and welfare benefits programs to our other full-time, salaried employees.

✘
Hedging, short selling and pledging prohibited. Our insider trading policy prohibits our executive officers and directors from hedging, short selling or pledging our securities.

Compensation Mix
We have a pay-for-performance focused executive compensation philosophy. We believe that compensation should be designed to drive company performance to increase stockholder value. We seek to achieve this by using different elements of compensation and a market-based approach to attract, retain and motivate a high-performing team of executive officers and by aligning most of the compensation of each of our executives with the Company’s short- and long-term performance, as well as each such executive’s individual contributions. We believe that it is important that performance- and equity-based compensation comprise a substantial portion of the total compensation of each of our executives in order to align our executives’ interests with those of our stockholders. The charts below illustrate the extent to which we weight compensation towards performance- and equity-based compensation.
2022 Summary Compensation Table
The table below shows for the periods presented, compensation awarded to or paid to, or earned by, our named executive officers.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Christopher Posner President and Chief Executive Officer	2022	$700,000	$200,000(5)	$407,940	$898,280	$294,000	$9,759	$2,509,979
	2021	116,167	268,000	2,583,896	6,885,579	—	47,734	9,901,376
Ryan Maynard(6) Chief Financial Officer	2022	140,600	8,312(6)	—	1,701,405	38,788	197	1,889,302

Joana Goncalves, M.D. Chief Medical Officer	2022	481,000	121,860(7)	209,200	593,904	134,680	9,711	1,550,355
	2021	465,000	93,000	486,397	423,776	257,709	11,061	1,736,943

(1)
Stock awards represent RSUs granted to the named executive officers. Each RSU represents the contingent right to receive one share of our common stock upon the satisfaction of the vesting conditions of the award, subject to the recipient’s continuous service through the vesting events. For each of 2022 and 2021, the RSU grants consisted of a combination of time-based RSUs and performance-based RSUs, which vest upon the achievement of certain performance conditions. In accordance with SEC rules, these amounts in footnote (1) reflect the grant date fair values of the RSUs granted, calculated in accordance with ASC 718 for stock-based compensation transactions. In the case of performance-based awards, this grant date fair value is based on the probable outcome of the vesting conditions of these RSUs, determined as of the grant date.

For each of 2021 and 2022, as of the grant date, the performance vesting conditions for the RSUs granted to our named executive officers were considered not probable of occurring and, as a result, the grant date fair value of those RSUs, for purposes of this table, is $0. Accordingly, the amounts in this table represent the grant date fair values of time-based RSUs granted to the named executive officers. Assuming that all of the performance vesting conditions of the performance-based RSUs were met as of the grant date, the value of all RSUs granted during 2022 would have been $1,453,940, $0 and $512,540 for Mr. Posner, Mr, Maynard and Dr. Goncalves, respectively, and the value of all RSUs granted during 2021 would have been $1,021,737 for Dr. Goncalves.
See Note 14. Stock-Based Compensation in the notes to our financial statements included in the Form 10-K for a further description of our valuation methodology for equity awards.
(2)
Amounts reflect the grant date fair value of each option award granted, calculated in accordance with ASC 718. All of the option awards reported in the table above were granted under our 2014 Plan and have a term of ten years from the date of grant. Assumptions used in the calculation of the grant date fair values of these awards are set forth in Note 14. Stock-Based Compensation in the notes to our financial statements in the Form 10-K.

(3)
Amounts reflect annual performance-based cash bonus awards earned by each applicable executive officer based on the Compensation Committee’s assessment of our performance against corporate objectives determined by the Compensation Committee which were communicated to such officer around the beginning of the fiscal year. For the fiscal years presented, the annual cash incentive bonuses were based on our achievement of clinical, regulatory, financial and operational objectives. For Dr. Goncalves, the 2021 amount also includes $90,309 paid to upon the achievement of the second of the two performance objectives, under a special NDA Bonus program established in November 2020.
(4)
Amounts reflect for 2022: (a) for Mr. Posner, $9,150 for 401(k) Plan safe harbor contribution, and $609 of life insurance premiums; (b) for Mr. Maynard $197 of life insurance premiums and (c) for Dr. Goncalves, $9,150 for 401(k) Plan safe harbor contribution, and $561 of life insurance premiums. For Mr. Posner, amount in 2021 also reflect $47,500 in director compensation for the portion of the year before Mr. Posner became our Chief Executive Officer and President.

(5)
This amount represents the second installment of Mr. Posner’s signing bonus that was paid in March 2022 pursuant to the terms of his employment agreement.

(6)
Mr. Maynard was appointed as Chief Financial Officer in September 2022. Amounts represent the pro rata portions of his 2022 annual base salary and his bonus and non-equity incentive plan payments were similarly prorated.

(7)
The 2022 amount includes a portion of the annual cash bonus award received by the named executive officer in an amount equal to 15% of the named executive officer’s target bonus. For Dr. Goncalves, the 2021 and 2022 amounts also include a cash retention bonus, which was payable in two equal installments of $93,000, subject to Dr. Goncalves’s continuous employment through each respective payment dates.

Narrative Disclosure to 2022 Summary Compensation Table
Executive Compensation Elements
The primary elements of our executive compensation program for 2022 were:
•
base salary;

•
annual performance-based cash compensation;

•
equity incentive awards; and

•
severance and change in control benefits.

In addition to these primary elements of executive compensation, we also offer our executive officers broad-based health and welfare benefits and 401(k) plan benefits consistent with the benefits we provide to our other full-time, salaried employees.
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our named executive officers, and is an important element of compensation intended to attract and retain highly-talented individuals. The purpose of base salary is to provide compensation at a level consistent with competitive practices, reflective of the role, responsibilities, skills, experience and performance of our executive officers. The Compensation Committee’s decisions on base salary levels for the named executive officers are primarily based on its review of competitive market information for comparable positions, the executive’s performance of his or her duties, criticality of the executive’s role to the execution of our corporate goals and the executive’s potential to impact future business results. Base salary is the only element of compensation that is fixed; the remainder and majority of each executive officer’s potential compensation is composed of variable compensation that is designed to incentivize shorter-term (annual) or longer-term performance.
Our Compensation Committee reviewed and evaluated the base salaries of our executive officers and approved the 2023 and 2022 annual base salaries for the named executive officers shown in the table below. To the extent our Compensation Committee determined that an executive officer’s annual base salary was consistent with comparable positions in our then-current peer group, no changes were made.

Named Executive Officer	2023 Base Salary	2022 Base Salary	Percentage Increase in Base Salary from 2021(1)	2021 Base Salary
Christopher Posner	$728,000	$700,000	3%	$680,000
Ryan Maynard	$478,400	$460,000	—(2)	—
Joana Goncalves, M.D	$500,240	$481,000	3%	$465,000

(1)
The percentage increase for each named executive officer has been rounded to the nearest whole percent.

(2)
Mr. Maynard did not join us as an employee until 2022 and therefore did not have a percentage increase in his base salary from 2021.

Annual Performance-Based Cash Compensation
Pursuant to our executive bonus plan, each executive officer is eligible to receive a target bonus determined as a percentage of his or her annual base salary. Annual performance-based cash compensation is variable and its purpose is to motivate and reward our executive officers for achievement of annual goals and align management and stockholder interests by linking pay and performance. Our Compensation Committee determines these target bonus percentages for each executive officer position primarily based on the range of target bonus percentages for similar positions at peer companies. Our Compensation Committee periodically reviews and evaluates each executive officer’s target bonus percentage. The target bonus percentages for our named executive officers are as follows:
Named Executive Officer	Target Bonus %
Christopher Posner	60%
Ryan Maynard	40%
Joana Goncalves, M.D	40%
In February 2022, the Compensation Committee established a mix of predefined performance objectives for our named executive officers. These performance objectives were based on the achievement of various operational, management, clinical and regulatory milestones related to our clinical development programs and business activities. The actual performance-based bonus paid, if any, is calculated by multiplying the executive’s annual base salary, target bonus percentage and percentage achievement of the performance objectives.
In March 2023, the Compensation Committee reviewed 2022 performance and determined that the performance objectives under the 2022 executive bonus plan were achieved at 70% for each of the named executive officers. Mr. Posner was paid his bonus based on the 70% achievement level, but the other named executives were paid a bonus as if 85% achievement had been achieved. This additional amount is presented in the Summary Compensation Table in the “Bonus” column rather than the “Non-Equity Incentive Plan Compensation” table. Based on this performance and these assessments and determinations, the named executive officers were paid the following cash bonuses under the 2022 executive bonus program:
Named Executive Officer	2022 Annual Bonus Payment	Percent of Target Bonus
Christopher Posner	$294,000	70%
Ryan Maynard	$47,100(1)	85%
Joana Goncalves, M.D.	$163,540	85%

(1)
Prorated to reflect Mr. Maynard’s September 12, 2022 start date.

Equity Incentive Awards
We use equity awards to motivate our executive officers, including the named executive officers, to increase the long-term value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. These equity awards are intended to further our success by ensuring that sustainable value creation is a key factor in our executive officers’ management of our business.
The size and form of these equity awards is determined by the Compensation Committee in its discretion. As described below, in 2022, we granted equity awards in the form of stock options, time-based RSUs and performance-based RSUs to our named executive officers as part of our long-term incentive compensation program.
Stock Options.   The Compensation Committee uses stock options as a key tool in serving to align the interests of our executive officers and our stockholders. Stock options are inherently performance based, and automatically link executive pay to stockholder return, as the value realized, if any, by the executive from an award of stock options, is dependent upon, and directly proportionate to, appreciation in stock price. Executives will only receive value from the stock option awards if the price of the stock increases above the stock price at time of grant, and remains above as the stock options continue to vest. Stock options also do not have downside protection, and the awards will not provide value to the holder when the stock price is below the exercise price.
Time-based Restricted Stock Units.   The Compensation Committee elected to use time-based RSUs covering shares of our common stock as long-term incentives because they reward our executive officers for superior stock price performance, but also encourage executive retention as these awards vest over multiple years and can maintain value even during periods when there is volatility in our stock price.
Performance-based Restricted Stock Units.   The Compensation Committee elected to use performance-based RSUs covering shares of our common stock as long-term incentives because they reward our executive officers for the achievement of corporate performance objectives, which aligns the interests of management with our stockholders by rewarding them upon the Company’s achievement of value-creating milestones.
New Hire Awards for Mr. Maynard
Mr. Maynard’s awards are not provided in the charts below, as he was not employed by us at the time that we made our annual equity grants. Instead, he was provided with a new hire stock option grant following his commencement of employment. The new hire stock option relates to 225,000 shares of our common stock, and it vests and becomes exercisable with respect to 25% of the award on the first anniversary of his start date (September 12, 2022), with the remaining 75% vesting monthly over the following 36 months, subject to his continued service through each vesting date.
Annual Equity Awards
The annual equity grants to our named executive officers are evaluated and approved by the Compensation Committee in the context of each named executive officer’s total compensation and take into account the market data provided by compensation consultants in addition to the individual officer’s responsibilities and performance. The Compensation Committee also takes into account the recommendations of the Chief Executive Officer with respect to appropriate grants (other than for the Chief Executive Officer) and any particular individual circumstances.

2022 Stock Option Awards
In February 2022, the Compensation Committee approved the following stock option grants to our named executive officers (other than Mr. Maynard, as noted above) as part of our annual executive compensation review process, at a per share exercise price equal to the fair market value of a share of our common stock on the grant date. Each of the stock options vest in 48 equal monthly installments, measured from February 25, 2022 in each case subject to the named executive officer’s continued service through each applicable vesting date.
Executive	Stock Option Grant (# shares)
Chris Posner	121,000
Joana Goncalves, M.D.	80,000
2022 Time-based Restricted Stock Unit Awards
In February 2022, the Compensation Committee approved the following RSU grants to our named executive officers (other than Mr. Maynard) as part of our annual executive compensation review process. These RSUs vest in three equal annual installments from the date of grant, in each case subject to the named executive officer’s continued service through each applicable vesting date.
Executive	Time-based RSUs (# shares)
Chris Posner	39,000
Joana Goncalves, M.D.	20,000
2022 Performance-based Restricted Stock Unit Awards
In February 2022, the Compensation Committee approved the following performance-based RSU grants to our named executive officers (other than Mr. Maynard, as noted above) as part of our annual executive compensation review process. These performance-based RSUs are scheduled to vest upon the satisfaction of certain performance conditions, which consist of certain commercial and clinical milestones, as described in more detail below.
	Performance-based RSUs (# shares)(1)
Executive	Target	Stretch
Chris Posner	65,000	35,000
Joana Goncalves, M.D.	20,000	9,000

(1)
The performance-based RSUs were to vest subject to the achievement of certain clinical and commercial objectives that were designed to be challenging, subject to the named executive officer’s continuous service as of such date. None of the associated milestones were achieved and, accordingly, these performance-based RSUs were forfeited without vesting.

Employment Agreements with our Named Executive Officers
Christopher Posner
Under an executive employment agreement entered into in October 2021, Christopher Posner serves as our President and Chief Executive Officer. The agreement provides for an initial annual base salary of $680,000. Mr. Posner received $700,000 in base salary for the year ended December 31, 2022. The agreement also provides for a signing bonus of $400,000, which, consistent with the terms of the agreement was paid to Mr. Posner in two equal installments on the first regular payroll date following his first day of employment and on the last regular payroll date before March 15, 2022. He is also eligible to earn an annual incentive cash bonus, based upon the achievement of individual and corporate goals determined by our Board, with a target amount equal to 60% of his then-current annual base salary. However, for 2021,

Mr. Posner was instead eligible to receive the target bonus amount prorated for the number of days he was employed through 2021, subject only to him remaining employed and in good standing through the end of 2021. He also was eligible to be reimbursed for up to $15,000 of reasonable legal expenses incurred in the review and negotiation of his executive employment agreement with us, but did not receive any such reimbursements in 2021. He is also eligible to participate in our employee benefit plans and programs, and to receive reimbursement for reasonable business expenses in accordance with our standard expense reimbursement policy.
Ryan Maynard
Under the Offer Letter sent to Ryan Maynard on August 25, 2022, Mr. Maynard serves as our Chief Financial Officer. The offer letter provides an annualized salary of $460,000. Mr. Maynard received $140,600 in base salary for the year ended December 31, 2022. Under the offer letter, Mr. Maynard is eligible to receive an incentive cash bonus, based upon the criteria as may be determined by our Board, with a target bonus of 40% of his base salary. Mr. Maynard is also eligible to participate in our employee benefit plans and programs, and to receive reimbursement for reasonable business expenses in accordance with our standard expense reimbursement policy.
Joana Goncalves, M.D.
Under an executive employment agreement entered into in October 2018, Dr. Goncalves serves as our Chief Medical Officer. The employment agreement provides an annual base salary, subject to adjustment by our Board. Dr. Goncalves received $481,000 in base salary for the year ended December 31, 2022. Under the employment agreement, Dr. Goncalves is eligible to receive an incentive cash bonus, based upon the criteria as may be determined by our Board, with a target bonus of 40% of her base salary. Dr. Goncalves is also eligible to participate in our employee benefit plans and programs, and to receive reimbursement for reasonable business expenses in accordance with our standard expense reimbursement policy.
Severance and Change in Control Benefits
We have entered into participation agreements with each of Mr. Maynard and Dr. Goncalves with respect to the Severance Plan that our Board approved in October 2021 upon the recommendation of the Compensation Committee (the “Severance Plan”).
The Severance Plan provides for certain severance benefits for each employee of our Company who (i) is the Chief Executive Officer or has been designated by the Board or Compensation Committee to participate in the Severance Plan, (ii) has executed our Company’s standard confidentially and inventions assignment agreement, and (iii) has timely and properly executed and delivered a participation agreement to us (each, a “Covered Employee”) in the event the Covered Employee’s employment is terminated by us without Cause or the Covered Employee resigns for Good Reason (each such term as defined in the Severance Plan), so long as, in either case, such termination is not due to the Covered Employee’s death or disability (any such termination, a “Covered Termination”). Mr. Maynard and Dr. Goncalves are both Covered Employees under the Severance Plan. In the event of a Covered Termination outside of the Change in Control Period (as defined below), each such individual will be eligible to receive:
(a)   cash severance in an amount equal to the Covered Employee’s base salary for nine months;
(b)   a prorated portion of the Covered Employee’s target annual bonus (if any), for the year in which the Covered Termination occurs; and
(c)   payment of the applicable premiums for the Covered Employee and the Covered Employee’s eligible dependents to continue coverage under COBRA following the date of the Covered Termination for up to nine months.
If a Covered Termination occurs within the Change in Control Period, then each such individual will be eligible to receive the following enhanced severance benefits:
(a)   the base salary and COBRA severance described in clauses (a) and (c) above, except the amount of the base salary severance and duration of the COBRA severance will be calculated based on a 12-month period;

(b)   a cash amount equal to the Covered Employee’s target annual bonus for the year of the Covered Termination; and
(c)   each of the Covered Employee’s then-outstanding equity awards subject to time-based vesting will accelerate and vest as to all unvested shares subject to the equity award. The Covered Employee must timely execute, deliver to us and allow to become effective a general release of claims, to be eligible for any of the severance benefits described above. The Severance Plan contains certain covenants regarding confidential information and non-disparagement.
Mr. Posner does not currently participate in the Severance Plan and instead is eligible for severance benefits under his executive employment agreement. Under the terms of his agreement, upon execution and effectiveness of a general release of claims, Mr. Posner will be entitled to severance payments if we terminate his employment without Cause (as defined in the executive employment agreement), or if he resigns his employment with us for Good Reason (as defined in the executive employment agreement).
If such termination occurs other than during the 12 month period following a Change in Control (as defined in the executive employment agreement), Mr. Posner will be eligible to receive the following enhanced severance benefits:
(a)   an amount equal to 12 months of continued base salary, payable on our regular payroll dates;
(b)   payment of applicable COBRA premiums for up to 12 months following termination;
(c)   a lump-sum payment equal to his target bonus, pro-rated for the portion of the year he was employed; and
(d)   12 additional months of equity vesting.
If such termination occurs during the 12 month period following a Change in Control, Mr. Posner will be eligible to receive the following enhanced severance benefits:
(a)   an amount equal to 18 months of continued base salary, payable on our regular payroll dates;
(b)   payment of applicable COBRA premiums for up to 18 months following termination; (c) a lump-sum payment equal to 1.5 times his target bonus; and (d) to the extent Mr. Posner’s equity awards have been continued, assumed, or substituted by the surviving entity in the Change in Control, then the equity awards will accelerate and vest in full effective as of his termination or resignation.

Outstanding Equity Awards at 2022 Fiscal-Year End
The following table shows certain information regarding outstanding equity awards held by our named executive officers at December 31, 2022.
	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares of Units of Stock That Have Not Vested($)(2)
Christopher Posner President and Chief Executive Officer	8/2/2018	35,000	—	17.94	8/2/2028	—	—
	6/4/2019	9,000	—	20.47	6/4/2029	—	—
	6/4/2020	10,800	—	15.62	6/4/2030	—	—
	6/3/2021	10,800	—	13.06	6/3/2031	—	—
	10/29/2021	141,500	424,500(3)	16.83	10/29/2031	106,500(4)	1,143,810
	2/25/2022	25,208	95,792(5)	10.46	2/25/2032	39,000(6)	418,860
Ryan Maynard Chief Financial Officer	9/12/2022	—	225,000(7)	10.75	9/12/2032	—	—

Joana Goncalves, M.D. Chief Medical Officer	10/22/2018	250,000	—	19.27	10/22/2028	—	—
	2/24/2020	22,666	9,334(5)	16.36	2/24/2030	5,333(6)	57,276
	3/30/2021	14,000	18,000(5)	20.59	3/30/2031	10,666(6)	114,553
	12/17/2021	—	—	—	—	6,303(8)	67,694
	2/25/2022	16,666	63,334(5)	10.46	2/25/2032	20,000(6)	214,800

(1)
Awards in this column consist of time-based RSUs that were unvested as of December 31, 2022.

(2)
Market value is calculated based on the closing price of our common stock on December 30, 2022, which was $10.74 per share, as reported on Nasdaq.

(3)
25% of the shares underlying the option vested on the first anniversary of the date of grant, with the remainder vesting in 12 equal quarterly installments thereafter, subject to the named executive officer’s continuous service through each such date.

(4)
These time-based RSUs remainder will vest in 12 equal quarterly installments through October 29, 2025, subject to the named executive officer’s continuous service as of each vesting date.

(5)
Shares underlying these stock options vest monthly over a four-year period from the grant date, subject to the named executive officer’s continuous service through each such date.

(6)
These time-based RSUs vest in three equal annual installments on the first, second and third anniversary date of the grant, subject to the named executive officer’s continuous employment with the Company.

(7)
Shares underlying these stock options vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of grant, with the remainder vesting in equal monthly installments over the 36 months thereafter, subject to the named executive officer’s continuous service through each such date.

(8)
These time-based RSUs will vest on June 15, 2023, subject to the named executive officer’s continuous service as of such vesting date.

401(k) Plan
We maintain the Cara Therapeutics Savings and Retirement 401(k) Plan, or the 401(k) Plan, a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. All employees over the age of 21 are eligible to participate in the plan at the beginning of the month after three consecutive months of service. Employees are able to defer a portion of their pay into the plan on the first day of the quarter on or after the day all age and service requirements have been met. All eligible employees receive an employer contribution equal to 3% of their salary up to the annual Internal Revenue Code limit. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Contributions that we may make are subject to a vesting schedule; employees are immediately and fully vested in their contributions. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan and all contributions are deductible by us when made.
Pay-Versus-Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
Year	Summary Compensation Table Total for Christopher Posner(1) ($)	Summary Compensation Table Total for Derek Chalmers(1) ($)	Compensation Actually Paid to Christopher Posner(1)(2)(3) ($)	Compensation Actually Paid to Derek Chalmers(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on TSR ($)(4)	Net Income ($ Millions)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(h)
2022	2,509,979	—	1,365,402	—	1,719,829	1,953,544	70.98	(85.5)
2021	9,901,376	10,196,785	6,770,961	3,949,591	1,467,504	1,099,179	80.50	(88.4)
1.   Christopher Posner has served as our PEO since November 2021. Derek Chalmers was our PEO until November 2021. The individuals comprising the Non-PEO NEOs for each year presented are listed below.
2021	2022
Frédérique Menzaghi, Ph.D.	Joana Goncalves, M.D.
Joana Goncalves, M.D.	Ryan Maynard
Scott Terrillion
Thomas Reilly
2.   The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3.   Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.
Year	Summary Compensation Table Total for Christopher Posner ($)	Exclusion of Stock Awards and Option Awards for Christopher Posner ($)	Inclusion of Equity Values for Christopher Posner ($)	Compensation Actually Paid to Christopher Posner ($)
2022	2,509,979	(1,306,220)	161,643	1,365,402
2021	9,901,376	(9,469,475)	6,339,060	6,770,961

Year	Summary Compensation Table Total for Derek Chalmers ($)	Exclusion of Stock Awards and Option Awards for Derek Chalmers ($)	Inclusion of Equity Values for Derek Chalmers ($)	Compensation Actually Paid to Derek Chalmers ($)
2021	10,196,785	(7,950,174)	1,702,980	3,949,591
Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	1,719,829	(1,252,255)	1,485,970	1,953,544
2021	1,467,504	(713,936)	345,611	1,099,179
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Christopher Posner ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Christopher Posner ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Christopher Posner ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Christopher Posner ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Christopher Posner ($)	Total – Inclusion of Equity Values for Christopher Posner ($)
2022	1,077,055	(687,305)	155,568	(383,675)	0	161,643
2021	6,376,850	0	0	(37,790)	0	6,339,060
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Derek Chalmers ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Derek Chalmers ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Derek Chalmers ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Derek Chalmers ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Derek Chalmers ($)	Total – Inclusion of Equity Values for Derek Chalmers ($)
2021	1,250,106	(467,764)	783,106	137,532	0	1,702,980

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total – Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	1,527,784	(34,135)	51,435	(59,114)	0	1,485,970
2021	432,260	(228,830)	117,823	24,358	0	345,611
4.   Assumes $100 was invested in the Company for the period starting December 31, 2020, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Company TSR
Compensation Actually Paid ($ Millions)
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Company TSR (FYE 2020 Indexed to $100)
$120
$100
$80
$60
$40
$20
$0
100.00
6.8
80.50
3.9
1.1
70.98
2.0
1.4
2020
2021
2022
Fiscal Year
Christopher Posner Compensation Actually Paid
Derek Chalmers Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Cara Therapeutics, Inc. TSR

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the two most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
8.0
6.0
4.0
2.0
0.0
Net Income ($ Millions)
100
80
60
40
20
0
-20
-40
-60
-80
-100
6.8
3.9
1.1
1.4
2.0
-88.4
-85.5
2021
2022
Fiscal Year
Christopher Posner Compensation Actually Paid
Derek Chalmers Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Cara Therapeutics, Inc. Net Income

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes our equity compensation plan information as of December 31, 2022. Information is included for equity compensation plans approved by our stockholders.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares of common stock reflected in column (a))(c)
Equity compensation plans approved by security holders(1)	8,061,962	$13.69	337,414(3)
Equity compensation plans not approved by security holders(4)	0	$0	300,000
Total	8,061,962	$13.69	637,414

(1)
Includes our 2014 Plan.

(2)
The Company grants full value restricted stock units which skew the weighted average exercise price down since there is no strike price. Excluding restricted stock units, the Company had 7,689,449 securities issued from plans approved by security holders, comprised of stock options, with a weighted average exercise price of $14.35 per share.

(3)
All of these shares are available for future issuance under the 2014 Plan. Further, pursuant to the terms of the 2014 Plan, the aggregate number of shares of common stock reserved for issuance under the 2014 Plan automatically increases on January 1 of each year, through and including January 1, 2024, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. Accordingly, on January 1, 2023, the number of shares of common stock available for issuance under our 2014 Plan increased by 1,613,920 shares. This increase is not reflected in the table above.

(4)
Includes our 2019 Inducement Plan.

2019 Inducement Plan
The Board adopted the 2019 Inducement Plan (the “Inducement Plan”) effective as of November 20, 2019. The Inducement Plan is a non-stockholder approved stock plan adopted pursuant to the “inducement exception” provided under Nadsaq Listing Rule 5635(c)(4) for the purpose of awarding (i) non-statutory stock options, (ii) restricted stock awards, (iii) restricted stock unit awards, and (iv) other stock awards to new employees as inducement material to such new employees entering into employment with us. The only persons eligible to receive grants of awards under the Inducement Plan are individuals who satisfy the standards for inducement grants in accordance with the Nasdaq listing rules, including individuals who were not previously an employee or director of Cara, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with Cara. An aggregate of 300,000 shares of our common stock were reserved for issuance under the Inducement Plan.
2014 Equity Incentive Plan
The Board and our stockholders approved and adopted our 2014 Plan in January 2014. The 2014 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation, or collectively, stock awards. Additionally, the 2014 Plan provides for the grant of performance cash awards. Incentive stock options may be granted only to employees. All other awards may be granted to employees, including officers, non-employee directors and consultants.

Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2014 Plan was 1,600,000 shares. Additionally, the number of shares of our common stock reserved for issuance under the 2014 Plan has automatically increased on January 1 of each year, beginning on January 1, 2015 and continuing through and including January 1, 2024, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. On January 1, 2023, the aggregate number of shares of common stock that may be issued pursuant to stock awards under our 2014 Plan automatically increased to 12,203,023. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2014 Plan is 30,000,000 shares.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. In 2006, Ernst & Young LLP first audited the Company’s financial statements, which included the financial statements for the period from May 2004 (inception) to December 31, 2004 and the year ended December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Vote Required: The affirmative vote of the holders of a majority of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes.
The Board of Directors Unanimously Recommends a Vote “FOR” Proposal 3.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021, by Ernst & Young LLP, the Company’s principal accountant:
	Year ended December 31,
	2022	2021
	(in thousands)
Audit fees(a)	$870	$732
Tax fees(b)	$—	15
Total	$870	$747

(a)
Audit fees for the years ended December 31, 2022 and 2021 consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual report on Form 10-K for that year; (ii) the review of our quarterly reports on Form 10-Q for each of the first three quarters of that year; and (iii) accounting consultations. Audit fees for the year ended December 31, 2021 also included fees for procedures performed in connection with the filing of our universal shelf registration statement and entering into an open market sales agreement to issue and sell additional common stock.

(b)
Tax fees for the year ended December 31, 2021 pertained to procedures performed for our Section 382 analysis conducted in the first quarter of 2021.

All fees described above for the years ended December 31, 2022 and 2021 were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst &

Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit- related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre- approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 5, 2023 by: (1) each director; (2) each of our named executive officers; (3) all of our current executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than 5% of our common stock.
Name of beneficial owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% stockholders:
Blackrock, Inc.(1)	7,730,529	14.3%
Vifor (International) Ltd(2)	7,396,770	13.7%
The Vanguard Group(3)	3,101,724	5.7%
Directors and named executive officers:
Christopher Posner(4)	392,920	*
Ryan Maynard(5)	5,062	*
Joana Goncalves, M.D.(6)	354,830	*
Martin Vogelbaum(7)	212,681	*
Harrison M. Bains, Jr.(8)	154,172	*
Jeffrey L. Ives, Ph.D.(9)	116,072	*
Susan Shiff, Ph.D.(10)	81,705	*
Lisa von Moltke, M.D.	0	—
All current executive officers and directors as a group (10 persons)(11)	2,341,886	4.2%

*
Less than 1%.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 53,974,352 shares outstanding on April 5, 2023. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we have deemed outstanding shares of common stock subject to options held by that person that are exercisable within 60 days after April 5, 2023. We have not deemed these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Cara Therapeutics, Inc., 4 Stamford Plaza, 107 Elm Street, Stamford, Connecticut 06902.
(1)
Based solely on Schedule 13G/A filed by BlackRock, Inc. on January 26, 2023. BlackRock, Inc. has sole voting power as to 7,620,713 of the shares and sole dispositive power as to 7,730,529 of the shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
Based solely on Schedule 13G/A filed by Vifor (International) Ltd., Vifor Fresenius Medical Care Renal Pharma Ltd., and Vifor Pharma Ltd. (collectively, the “Entities affiliated with Vifor”) on October 21, 2021. Vifor (International) Ltd. and Vifor Pharma Ltd. have shared voting power and dispositive power as to all of the shares. The address of the Entities affiliated with Vifor is Rechenstrasse 37 CH-9014, St. Gallen Switzerland.

(3)
Based solely on Schedule 13G/A filed on February 9, 2023 by The Vanguard Group. The Vanguard Group has shared voting power as to 30,973 of the shares, shared dispositive power as to 69,940 of the shares, and sole dispositive power as to 3,031,784 of the shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Consists of 52,758 shares held directly by Mr. Posner, 8,875 RSUs that vest within 60 days of April 5, 2023 and 331,287 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2023.

(5)
Consists of 5,062 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2023 held by Mr. Maynard.

(6)
Consists of 31,435 shares held directly by Dr. Goncalves and 323,395 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2023.

(7)
Consists of 21,236 shares held directly by Mr. Vogelbaum, 23,752 RSUs that vest within 60 days of April 5, 2023 and 167,693 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2023.

(8)
Consists of 13,200 shares held directly by Mr. Bains, 11,876 RSUs that vest within 60 days of April 5, 2023 and 129,096 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2023.

(9)
Consists of 3,600 shares held directly by Dr. Ives, 11,876 RSUs that vest within 60 days of April 5, 2023 and 100,596 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2023.

(10)
Consists of 7,200 shares held directly by Dr. Shiff, 11,876 RSUs that vest within 60 days of April 5, 2023 and 62,629 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2023.

(11)
Includes 327,833 shares of common stock, 68,255 RSUs that vest within 60 days of April 5, 2023, and 1,945,798 shares of common stock underlying options that are vested and exercisable within 60 days of April 5, 2023.

TRANSACTIONS WITH RELATED PERSONS
Related Person Transactions Policy and Procedures
In 2014, we adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related- persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any of our executive officers, directors, or more than 5% stockholders, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
Certain Related Person Transactions
Except as set forth below and compensation arrangements described under “Executive Compensation” and “Director Compensation,” there were no transactions during the years ended December 31, 2022 and December 31, 2021 in which the Company has participated in which the amount exceeded or will exceed $120,000, and in which any of the Company’s directors, executive officers or holders of more than 5% of its capital stock or any members of their immediate family had or will have a direct or indirect material interest.
Transactions With Vifor (International) Ltd.
Vifor Pharma License Agreement
On October 15, 2020, we entered into a license agreement (the “Vifor Pharma Agreement”) with Vifor (International) Ltd. (“Vifor Pharma”), under which we granted Vifor Pharma an exclusive license solely in the United States to use, distribute, offer for sale, promote, sell and otherwise commercialize Cara’s product candidate KORSUVA injection for all therapeutic uses relating to the inhibition, prevention or treatment of itch associated with pruritus in hemodialysis and peritoneal dialysis patients in the United States. Under the Vifor Pharma Agreement, Cara retains all rights with respect to the clinical development of, and activities to gain regulatory approvals of, KORSUVA injection in the United States.
Under the terms of the Vifor Pharma Agreement, Cara received from Vifor Pharma an upfront payment of $100 million in cash and a $50 million investment in Cara’s common stock at a price of $17.0094 per share. By virtue of the purchase of such shares, Vifor Pharma became the beneficial owner of greater than 5% of our outstanding common stock and, therefore, a “related person,” as described above.

Vifor no longer owns more than 5% of our outstanding common stock. In connection with the Vifor Pharma Agreement, the parties entered into a securities purchase agreement (the “Purchase Agreement”) dated October 15, 2020, governing the issuance of the common stock described herein.
After U.S. regulatory approval of KORSUVA injection in August 2021, we received an additional $50 million in October 2021 pursuant to the sale of 3,282,391 shares of our common stock at a price of $15.23 per share, which represents a 20% premium to the 30-day trailing average price of our common stock as of the date of regulatory approval. In addition, pursuant to the Vifor Pharma Agreement, Cara is eligible to receive payments of up to $240 million upon the achievement of certain sales-based milestones. As of April 5, 2023, Vifor Pharma owned 7,396,770, or 13.7%, of our common stock as a result of upfront payments received and subsequent milestones achieved in accordance with the Vifor Pharma Agreement.
The Vifor Pharma Agreement provides full commercialization rights in dialysis clinics to Vifor Pharma in the United States under a profit-sharing arrangement. Pursuant to the profit-sharing arrangement, Cara will generally be entitled to 60% of the net profits (as defined in the Vifor Pharma Agreement) from sales of KORSUVA injection in the United States (excluding sales to Fresenius Medical Center dialysis clinics, compensation for which is governed by a separate license agreement dated May 17, 2018 between Cara and Vifor Fresenius Medical Care Renal Pharma Ltd. (“VFMCRP”)) and Vifor Pharma is entitled to 40% of such net profits, subject to potential temporary adjustment in future years based on certain conditions. Under the Vifor Pharma Agreement, in consideration of Vifor Pharma’s conduct of the marketing, promotion, selling and distribution of KORSUVA injection in the United States, Cara will pay a marketing and distribution fee to Vifor Pharma based on the level of annual net sales. This fee will be deducted from product sales in calculating the net profits that are subject to the profit-sharing arrangement under the agreement. Vifor Pharma has simultaneously entered into an option agreement with VFMCRP pursuant to which the license may be transferred from Vifor Pharma to VFMCRP.
The Vifor Pharma Agreement shall continue in effect until its expiration upon the cessation of commercial sale of KORSUVA injection in the United States by Vifor Pharma and its affiliates and sublicensees, or until the earlier termination of the Vifor Pharma Agreement.
In addition, beginning October 15, 2023, the Vifor Pharma Agreement may be terminated by Vifor Pharma in its entirety, with such termination effective upon 12 months’ notice.
Vifor Pharma paid us $15,440,000 and $0 pursuant to the Vifor Pharma Agreement for the fiscal years ended December 31, 2022 and 2021, respectively.
Vifor Pharma Supply Agreement
In connection with the Vifor Pharma Agreement, we also have a related supply agreement with Vifor Pharma (the “Vifor Pharma Supply Agreement”), pursuant to which we retain the right to make and have made KORSUVA injection, on a non-exclusive basis, worldwide for commercial sale of KORSUVA injection for use in all therapeutic uses to prevent, inhibit or treat itch associated with pruritus in hemodialysis and peritoneal-dialysis patients and for supply of difelikefalin injection, or Licensed Product, to Vifor Pharma. The supply price is our cost of goods sold, or COGS, as calculated under GAAP, plus an agreed upon margin. The Vifor Pharma Supply Agreement will co-terminate with the Vifor Pharma Agreement.
Vifor Pharma paid us $8,159,000 and $241,000 pursuant to the Vifor Pharma Supply Agreement for the fiscal years ended December 31, 2022 and 2021, respectively.
Transactions With Vifor Fresenius Medical Care Renal Pharma Ltd.
Fresenius License Agreement
In May 2018, we entered into a license agreement with Vifor Fresenius Medical Care Renal Pharma Ltd. (the “Fresenius Agreement”) under which we have granted Vifor Fresenius Medical Care Renal Pharma Ltd. a license to seek regulatory approval to commercialize, import, export, use, distribute, offer for sale, promote, sell and otherwise commercialize KORSUVA (difelikefalin) injection for all therapeutic uses to prevent, inhibit or treat itch associated with pruritus in hemodialysis and peritoneal-dialysis patients worldwide (excluding the United States, Japan and South Korea). We retained full development and commercialization rights for KORSUVA injection for the treatment of CKD-aP in dialysis patients in the United States except in the dialysis clinics of Fresenius Medical Care North America, or FMCNA, where Vifor Fresenius Medical Care Renal Pharma Ltd. will promote KORSUVA injection under a profit-sharing arrangement.
Under the terms of the Fresenius Agreement, Cara received a non-refundable, non-creditable $50.0 million upfront payment for the purchase of an aggregate of 1,174,827 shares of our common stock at a price of $17.024 per share, which represented a premium over a pre-determined average closing price of our common stock.
As a result of the European Commission’s regulatory approval of Kapruvia in April 2022, we received a $15.0 million regulatory milestone payment from Vifor Fresenius Medical Care Renal Pharma Ltd. under Fresenius Agreement, which was recorded as license and milestone fees revenue for the year ended December 31, 2022. After U.S. regulatory approval of KORSUVA injection in August 2021, we received a $15.0 million regulatory milestone payment which was recorded as license and milestone fees revenue for the year ended December 31, 2021.
We are eligible to receive from CSL Vifor commercial milestone payments in the aggregate of up to $440.0 million, all of which milestones are sales related. We are also eligible to receive tiered double-digit royalty payments based on annual net sales, as defined, of KORSUVA (difelikefalin) injection in the licensed territories. In the United States, CSL Vifor will promote KORSUVA (difelikefalin) injection in the dialysis clinics of FMCNA under a profit-sharing arrangement (subject to the terms and conditions of the Fresenius Agreement) based on net FMCNA clinic sales (as defined in Fresenius Agreement) and Vifor Fresenius Medical Care Renal Pharma Ltd. is entitled to 50% of such net profits, subject to potential adjustments in a calendar year based on certain conditions.
In January 2023, Vifor Fresenius Medical Care Renal Pharma Ltd. and Winhealth Pharma signed a long-term exclusive licensing agreement for the co-development and commercialization of KORSUVA injection for the treatment of moderate-to-severe pruritus in adult patients undergoing hemodialysis in China.
Vifor Fresenius Medical Care Renal Pharma Ltd. paid us $15,000,000 and $65,000,000 pursuant to the Fresenius Agreement for the fiscal years ended December 31, 2022 and 2021, respectively.
Fresenius Supply Agreement
In connection with Fresenius Agreement, we also have a related supply agreement with Vifor Fresenius Medical Care Renal Pharma Ltd. (the “Fresenius Supply Agreement”), pursuant to which we retain the right to make and have made KORSUVA (difelikefalin) injection worldwide (excluding the United States, Japan and South Korea), or the Territory, for commercial sale by Vifor Fresenius Medical Care Renal Pharma Ltd. in or outside the Territory, and for supply of KORSUVA (difelikefalin) injection to Vifor Fresenius Medical Care Renal Pharma Ltd. The supply price is our COGS, as calculated under GAAP, plus an agreed upon margin. The Fresenius Supply Agreement will co-terminate with Fresenius Agreement.
Vifor Fresenius Medical Care Renal Pharma Ltd. paid us $0 and $0 pursuant to the License Agreement for the fiscal years ended December 31, 2022 and 2021, respectively.
The descriptions of the Vifor Pharma Agreement, Vifor Pharma Supply Agreement, Fresenius Agreement and Fresenius Supply Agreement (together, the “Vifor Agreements”) contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Vifor Agreements which were filed as exhibits to the Form 10-K.
Indemnification Agreements with Executive Officers and Directors
Our amended and restated certificate of incorporation (the “Charter”) limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:
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breach of their duty of loyalty to the corporation or its stockholders;

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act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

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transaction from which the directors derived an improper personal benefit.

Our Charter does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. These limitations also do not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Our Bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification. We have obtained a directors’ and officers’ liability insurance policy.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Cara stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Cara. Direct your written request to Cara Therapeutics, Inc., Scott Terrillion, Corporate Secretary, 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902, or you may call (203) 406-3700. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
SCOTT M. TERRILLION
Corporate Secretary
April 20, 2023
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 6, 2023, is available without charge upon written request to: Corporate Secretary, Cara Therapeutics, Inc., 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902.

SCAN TOVIEW MATERIALS & VOTE CARA THERAPEUTICS, INC.VOTE BY INTERNET4 STAMFORD PLAZABefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode above107 ELM STREET, 9TH FLOORSTAMFORD, CT 06902Use the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 P.M. Eastern Time on May 31, 2023. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CARA2023You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Time on May 31, 2023. Have your proxy card in hand when you calland then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V12813-P92611KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY CARA THERAPEUTICS, INC.The Board of Directors recommends you vote FOR ALL of the following nominees:1.Election of the Board of Directors' two nominees for director to serve until the 2026 Annual Meeting and until their successors are duly elected and qualified. Nominees: 01)Martin Vogelbaum02)Lisa von Moltke, M.D. ForWithholdFor AllTo withhold authority to vote for any individualAllAllExceptnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.!!! The Board of Directors recommends you vote FOR the following proposal:ForAgainstAbstain2. Advisory vote to approve the compensation of our named executive officers.!!! The Board of Directors recommends you vote FOR the following proposal:3.Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.You may attend and vote during the Annual Meeting via the Internet. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions. For Against Abstain! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.V12814-P92611CARA THERAPEUTICS, INC.Annual Meeting of StockholdersJune 1, 2023 12:00 PM EDTThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Christopher Posner and Ryan Maynard, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CARA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held live via webcast www.virtualshareholdermeeting.com/CARA2023 at 12:00 PM EDT on June 1, 2023, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side